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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF AMTROL INC.

NAME OF SUBSIDIARY                                   PLACE OF INCORPORATION
------------------                                   ----------------------

Petroleo Mecanica Alfa, S.A.                            Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                Hong Kong

AMTROL Canada Ltd.                                      Ontario, Canada

AMTROL Export Sales Inc.                                Barbados

AMTROL International Inc.                               Rhode Island

AMTROL Ltd.                                             Delaware

Water Soft Inc.                                         Rhode Island

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.        Guimaraes, Portugal

AMTROL Investment Inc.                                  Rhode Island

AMTROL Management International Inc.                    Rhode Island

AGI Holdings Inc.                                       Rhode Island

AMTROL Europe Ltd.                                      Rhode Island